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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                              --------------------

                                    FORM 8-K


              CURRENT REPORTPursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934


          Date of Report (Date of earliest event reported) May 31, 2000






                         UNIROYAL TECHNOLOGY CORPORATION
                ---------------------------------------------
             (Exact name of registrant as specified in its charter)

                               Delaware
                -----------------------
 (State or other jurisdiction of incorporation)

              0-20686                           65-0341868
      ------------------------        -----------------------------------
     (Commission File Number)        (IRS Employer Identification Number)

                       Two North Tamiami Trail, Suite 900

                             Sarasota, Florida 34236

              (Address of registrant's principal executive office)

                                 (941) 361-2100

              (Registrant's telephone number, including area code)

                              --------------------



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ITEM 5.  OTHER EVENTS.

         Attached hereto as Exhibit 99.1 is a Financial Statement Schedule which supplements the consolidated balance sheets of Uniroyal Technology Corporation and subsidiaries as of September 26, 1999 and September 27, 1998, and the related consolidated statements of operations, comprehensive income, changes in stockholders' equity and cash flows for the years ended September 26, 1999, September 27, 1998 and September 28, 1997 that were filed with the registrant's Current Report on Form 8-K filed on April 27, 2000.


         Additionally, the registrant is reporting the following which updates and supersedes the description of securities of the registrant ("Uniroyal," "we" or "us") previously filed with the Securities and Exchange Commission.


                          DESCRIPTION OF CAPITAL STOCK


         Uniroyal's Amended and Restated Certificate of Incorporation authorizes Uniroyal to issue 35,000,000 shares of common stock and 1,000 shares of preferred stock, in each case par value $0.01 per share. On April 5, 2000, we distributed a 100% dividend to our stockholders. Unless otherwise indicated in this Current Report, numbers of shares of common stock include the shares issued as a stock dividend. At April 30, 2000, we had (i) 24,710,352 shares of common stock outstanding, (ii) 4,363,364 shares of common stock reserved for issuance upon the exercise of outstanding options to directors, officers and other key employees and (iii) warrants outstanding to purchase 735,770 shares of common stock. There are no shares of preferred stock currently issued and outstanding. We have also reserved approximately 1,600,000 shares for issuance in connection with the acquisition by merger of Sterling Semiconductor, Inc. on May 31, 2000. The following description is only a summary of the material terms of the capital stock of Uniroyal and is qualified by reference to the Uniroyal Amended and Restated Certificate of Incorporation and By-Laws and by the provisions of Delaware law, including the Delaware General Corporation Law.


Common Stock


         Except as described above, no shares of common stock are reserved for issuance. The Board of Directors of Uniroyal, in its discretion, may cause Uniroyal to issue additional shares of common stock at any time, although we do not presently anticipate the issuance of shares of common stock except for the shares of common stock to be issued pursuant to the merger and shares of common stock that may be reserved and issued, from time to time pursuant to the Uniroyal's stock option plans.


         Dividends

         The holders of common stock are entitled to receive dividends, when and as declared by the Board of Directors, provided that we have funds legally available for the payment of dividends and are not otherwise contractually restricted from the payment of dividends. Our ability to pay cash dividends on our common stock was previously restricted by the indenture in connection with our senior secured notes.

         Distributions upon Dissolution, Liquidation or Winding Up

         In the event of a dissolution, liquidation, or winding up of Uniroyal, the holders of common stock will be entitled to receive all assets of Uniroyal available under law for distribution to common stockholders.

         Voting Rights

         With respect to voting rights, each holder of common stock is entitled to one vote, in person or by proxy, for each share of stock owned. Holders of common stock do not have any preemptive or preferential rights to purchase or subscribe for any additional shares of Uniroyal capital stock issued in the future.

Preferred Stock

         The Amended and Restated Certificate of Incorporation authorizes 1,000 shares of preferred stock and authorizes the Board of Directors to fix, with respect to any series of preferred stock, the powers, preferences, and rights of the shares of such series other than voting powers. The Amended and Restated Certificate of Incorporation specifically prohibits the issuance of nonvoting securities. The Amended and Restated Certificate of Incorporation further provides that the holders of any shares of preferred stock issued by Uniroyal will be entitled to vote (together with the holders of shares of common stock as one class) upon all matters submitted to a vote of stockholders of Uniroyal and will be entitled to not less than one vote for each share held. There are no shares of preferred stock currently issued and outstanding. Of the 1,000 shares of preferred stock available for issuance, 450 shares have been reserved for issuance and designated Series C Junior Participating Preferred Stock (the "series C preferred stock") in connection with our stockholder rights plan. See "-Stockholder Rights Plan."

Stockholder Rights Plan

         In connection with the adoption of a stockholder rights plan (the "Stockholder Rights Plan") in December 1996, the Board of Directors declared a dividend distribution of one right (a "Right") for each share of Uniroyal common stock, payable to stockholders of record on December 30, 1996, and attached to shares of common stock issued thereafter until the occurrence of certain events set forth in the Stockholder Rights Plan. Each Right, when exercisable, entitles the registered holder to purchase from Uniroyal 2/100,000 of a share of Uniroyal's series C preferred stock, at an exercise price of $8.50. In connection with the Stockholder Rights Plan, Uniroyal reserved for issuance 450 shares of series C preferred stock.

         The Rights automatically trade with the Uniroyal common stock until a person or group of persons acquires beneficial ownership of 15% or more of the common stock or commences a tender or exchange offer the consummation of which would result in the ownership of 15% or more of the common stock. Upon the occurrence of either of these events, the Rights will trade separately from the common stock. The Rights become exercisable only if a person or group of persons acquires 15% or more of the common stock. Rights owned by such person or group, however, will not become exercisable. In addition, if after the Rights become exercisable, Uniroyal is acquired by merger or consolidation pursuant to which Uniroyal is not the surviving corporation or in connection with which outstanding shares of Uniroyal common stock are exchanged for securities of another entity, or Uniroyal disposes of 50% or more of its consolidated assets or earning power, the Rights, other than those owned by the acquiring person, become exercisable for that number of shares of common stock of the acquiring company having a market value equal to twice the exercise price.

         We may redeem the Rights in whole, but not in part, at a price of $.001 per Right at any time prior to (i) a date on which a person or group has acquired 15% or more of the Uniroyal common stock or (ii) December 18, 2006, the expiration date of the Rights.

         The Stockholder Rights Plan has certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire Uniroyal without conditioning the offer on the Rights being redeemed or a substantial number of Rights being acquired. The Rights should not interfere with any merger or other business combination approved by Uniroyal's Board of Directors. The Rights expire on December 18, 2006, unless extended or earlier redeemed.

Warrants

         In connection with the issuance of Uniroyal's senior secured notes in 1993, we originally issued 800,000 warrants to purchase an aggregate of 800,000 shares (1,600,000 shares after giving effect to the March 10, 2000 stock dividend) of Uniroyal common stock, of which warrants to purchase 735,770 shares of common stock were outstanding as of April 30, 2000. Each warrant entitles its holder to acquire two shares of common stock at an exercise price of $4.375 per warrant, subject to certain adjustments. The warrants are exercisable through June 1, 2003 unless they are earlier terminated in the event of a non-surviving combination as defined below.

         A "non-surviving combination" means (a) any merger, consolidation or other business combination by Uniroyal with one or more persons (other than a wholly-owned subsidiary of Uniroyal) in which Uniroyal is not the survivor, or
(b) a sale of all or substantially all of the assets of Uniroyal to such other person(s) where, in connection with (a) or (b), consideration (other than Uniroyal common stock or securities convertible into, or exchangeable or exercisable for, common stock or rights or options to acquire common stock) is distributed to common stockholders in exchange for all or substantially all of their equity interest in Uniroyal.

         In a non-surviving combination, the surviving entity will be obligated to distribute or pay to each warrant holder, upon payment of the warrant exercise price prior to the warrant expiration date, the number of shares of securities or other property (including any cash) of the surviving entity that would have been distributable or payable on account of Uniroyal common stock if such holder's warrants had been exercised immediately prior to the non-surviving combination.

         The number of shares of common stock issuable upon the exercise of each warrant and the warrant exercise price may be adjusted in certain circumstances to prevent dilution of the number of shares of common stock purchasable upon exercise of the warrants.

Listing of Common Stock


         Uniroyal's common stock was admitted to trading on the Nasdaq National Market on September 28, 1992 and trades under the symbol "UTCI." Uniroyal's warrants trade on the Nasdaq National Market under the symbol "UTCI-W."


Transfer Agent

         The transfer agent and registrar for the common stock is The Bank of New York.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         99.1              Financial Statement Schedule II.



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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                         UNIROYAL TECHNOLOGY CORPORATION

                         By:    /s/  George J. Zulanas, Jr.
                              ------------------------------
                              Name:     George J. Zulanas, Jr.
                              Title:    Executive Vice President, Treasurer
                                        and Chief Financial Officer

Date:  June 6, 2000